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                                                                     EXHIBIT 28G


                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                             First USA Bank, N.A.

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1996-Q
                               February 10, 2000

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1996-Q Supplement dated as of September 1, 1996 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the February 15, 2000 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

     1.  The total amount of the distribution to Class
         A Certificateholders on the Payment Date per
         $1,000 interest.                                  $               4.598

     2.  The amount of the distribution set forth in
         paragraph 1 above in respect of principal on
         the Class A Certificates, per $1,000 interest     $               0.000

     3.  The amount of the distribution set forth in
         paragraph 1 above in respect of interest on
         the Class A Certificates, per $1,000 interest     $               4.598

B. Information Regarding the Performance of the Trust

     1.  Collections of Receivables
     ------------------------------

     a.  The aggregate amount of Collections of
         Receivables processed for the Due Period with
         respect to the current Distribution Date which
         were allocated in respect of the Investor
         Certificates of all Series                        $      724,075,332.44

     b.  The aggregate amount of Collections of
         Receivables processed for the Due Period with
         respect to the current Distribution Date which
         were allocated in respect of the Series 1996-Q
         Certificates                                      $       18,887,894.58

     c.  The aggregate amount of Collections of
         Receivables processed for the Due Period with
         respect to the current Distribution Date which
         were allocated in respect of the Class A
         Certificates                                      $       16,526,907.75

     d.  The amount of Collections of Receivables
         processed for the Due Period with respect to
         the current Distribution Date which were
         allocated in respect of the Class A
         Certificates, per $1,000 interest                 $              18.363

     e.  The amount of Excess Spread for the Due Period
         with respect to the current Distribution Date     $        7,823,673.96

     f.  The amount of Reallocated Principal Collections
         for the Due Period with respect to the current
         Distribution Date allocated in respect of the
         Class A Certificates                              $                0.00

     g.  The amount of Excess Finance Charge Collections
         allocated in respect of the Series 1996-Q
         Certificates, if any                              $                0.00
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                                                                  Series  1996-Q

     h.  The amount of Excess Principal Collections
         allocated in respect of the Series 1996-Q
         Certificates, if any                              $               0.00

     2.  Receivables in Trust
     ------------------------

     a.  Aggregate Principal Receivables for the Due
         Period with respect to the current Distribution
         Date (which reflects the Principal Receivables
         represented by the Exchangeable Seller's
         Certificate and by the Investor Certificates of
         all Series)                                       $  15,899,994,464.84

     b.  The amount of Principal Receivables in the Trust
         represented by the Series 1996-Q Certificates
         (the "Invested Amount") for the Due Period with
         respect to the current Distribution Date          $   1,028,571,429.00

     c.  The amount of Principal Receivables in the
         Trust represented by the Class A Certificates
         (the "Class A Invested Amount") for the Due
         Period with respect to the current Distribution
         Date                                              $     900,000,000.00

     d.  The Invested Percentage with respect to Finance
         Charge Receivables (including Interchange) and
         Defaulted Receivables for the Series 1996-Q
         Certificates for the Due Period with respect to
         the current Distribution Date                                    6.469%

     e.  The Invested Percentage with respect to
         Principal Receivables for the Series 1996-Q
         Certificates for the Due Period with respect
         to the current Distribution Date                                 6.469%

     f.  The Class A Floating Percentage for the Due
         Period with respect to the current Distribution
         Date                                                            87.500%

     g.  The Class A Principal Percentage for the Due
         Period with respect to the current Distribution
         Date                                                            87.500%

     h.  The Collateral Floating Percentage for the Due
         Period with respect to the current Distribution
         Date                                                            12.500%

     i.  The Collateral Principal Percentage for the Due
         Period with respect to the current Distribution
         Date                                                            12.500%

     3.  Delinquent Balances
     -----------------------

         The aggregate amount of outstanding balances in
         the Accounts which were 30 or more days
         delinquent as of the end of the Due Period for
         the current Distribution Date                     $     843,779,393.79

     4.  Investor Default Amount
     ---------------------------
     a.  The aggregate amount of all Defaulted
         Receivables written off as uncollectible during the Due Period with respect to the current
         Distribution Date allocable to the Series
         1996-Q Certificates (the "Investor Default
         Amount")

         1.  Investor Default Amount                       $       7,670,925.61
         2.  Recoveries                                    $         239,762.77
         3.  Net Default Receivables                       $       7,431,162.84
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                                                                  Series  1996-Q


         b.  The Class A Investor Default Amount

             1.  Investor Default Amount                   $       6,712,059.91
             2.  Recoveries                                $         209,792.42
             3.  Net Default Receivables                   $       6,502,267.49

         c.  The Collateral Investor Default Amount

             1.  Investor Default Amount                   $         958,865.70
             2.  Recoveries                                $          29,970.35
             3.  Net Default Receivables                   $         928,895.35

         5.  Investor Charge-offs.
         ------------------------

         a.  The amount of the Class A Investor
             Charge-Offs per $1,000 interest after
             reimbursement of any such Class A Investor
             Charge-Offs for the Due Period with
             respect to the current Distribution Date      $               0.00

         b.  The amount attributable to Class A Investor
             Charge-Offs, if any, by which the principal
             balance of the Class A Certificates exceeds
             the Class A Invested Amount as of the end
             of the day on the Record Date with respect
             to the current Distribution Date              $               0.00

         c.  The amount of the Collateral Charge-Offs,
             if any, for the Due Period with respect
             to the current Distribution Date              $               0.00

         6.  Monthly Servicing Fee
         -------------------------

         a.  The amount of the Monthly Servicing Fee
             payable from available funds by the Trust
             to the Servicer with respect to the
             current Distribution Date                     $         214,285.71

         b.  The amount of the Interchange Monthly
             Servicing Fee payable to the Servicer with
             respect to the current Distribution Date      $       1,071,428.57

         7.  Available Cash Collateral Amount
         ------------------------------------

         a   The amount, if any, withdrawn from the Cash
             Collateral Account for the current
             Distribution Date (the "Withdrawal Amount")   $               0.00

         b.  The amount available to be withdrawn from
             the Cash Collateral Account as of the end
             of the day on the current Distribution
             Date, after giving effect to all
             withdrawals, deposits and payments to be
             made on such Distribution Date (the
             "Available Cash Collateral Amount" for the
             next Distribution Date)                       $      10,285,714.00

         c.  The amount as computed in 7.b as a
             percentage of the Class A Invested Amount
             after giving effect to all reductions
             thereof on the current Distribution Date                     1.143%

         8.  Collateral Invested Amount
         ------------------------------

         a.  The Collateral Invested Amount for the
             current Distribution Date                     $     128,571,429.00

         b.  The Collateral Invested Amount after giving
             effect to all withdrawals, deposits, and
             payments on the current Distribution Date     $     128,571,429.00

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                                                                  Series  1996-Q

         9.  Total Enhancement
         ---------------------

         a.  The total Enhancement for the current
             Distribution Date                             $     138,857,143.00

         b.  The total Enhancement after giving effect
             to all withdrawals, deposits and payments
             on the current Distribution Date              $     138,857,143.00

C.  The Pool Factor
-------------------

             The Pool Factor (which represents the ratio
             of the Class A Invested Amount on the last
             day of the month ending on the Record Date
             adjusted for Class A Investor Charge-Offs
             set forth in B.5.a above and for the
             distributions of principal set forth in A.2
             above to the Class A Initial Invested
             Amount). The amount of a Class A
             Certificateholder's pro rata share of the
             Class A Invested Amount can be determined
             by multiplying the original denomination of
             the holder's Class A Certificate by the
             Pool Factor                                           100.00000000%

D. Deficit Controlled Amortization Amount
-----------------------------------------

         1.  The Deficit Controlled Amortization
             Amount for the preceding Due Period           $               0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page





                             First USA Bank, N.A.
                             Servicer


                             By:        Tracie Klein
                                   --------------------------
                                        TRACIE KLEIN
                             Title:     FIRST VICE PRESIDENT